Exhibit 21.1

                SUBSIDIARIES OF GRAHAM PACKAGING HOLDINGS COMPANY
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Name:                                                      Jurisdiction and Type of Formation:
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Graham Packaging Company, L.P.                             Delaware limited partnership
GPC Capital Corp. I                                        Delaware corporation
GPC Capital Corp. II                                       Delaware corporation
GPC Opco GP LLC                                            Delaware limited liability company
GPC Sub GP LLC                                             Delaware limited liability company
Graham Packaging Canada Limited                            Ontario corporation
Graham Packaging France Partners                           Pennsylvania general partnership
Graham Packaging France, S.A.S.                            French corporation
Financiere Graham Packaging France SNC                     French general partnership
Graham Packaging Italy, S.r.L.                             Italian limited liability company
LIDO Plast-Graham SRL                                      Argentine limited liability company
Societa Imballagi Plastici, S.r.L.                         Italian limited liability company
Graham Packaging Poland, L.P.                              Pennsylvania limited partnership
Masko Graham Spolka Z.O.O.                                 Polish limited liability company
Graham Recycling Company, L.P.                             Pennsylvania limited partnership
Graham Packaging Latin America, LLC                        Delaware limited liability company
Graham Brasil Participacoes Ltda.                          Brazilian limited liability company
Graham Packaging do Brasil Industria e Comercio S.A.       Brazilian corporation
Graham Packaging U.K. Ltd.                                 England & Wales corporation
Graham Packaging Deutschland GmbH                          German limited liability company
Graham Plastpak Plastik Ambalaj A.S.                       Turkish corporation
Graham Packaging Europe SNC                                French general partnership
Graham Emballages Plastiques S.A.                          French corporation
Financiere Graham Emballages Plastiques SNC                French general partnership
Resin Rio Comercio Ltda.                                   Brazilian limited liability company
Graham Packaging Argentina S.A.                            Argentine corporation
Graham Packaging Company de Venezuela, C.A.                Venezuelan corporation
Lido Plast San Luis S.A.                                   Argentine corporation
Graham Innopack de Mexico S. de R.L. de C.V.               Mexican limited liability company
Industrias Graham Innopack S. de R.L. de C.V.              Mexican limited liability company
Servicios Graham Innopack S. de R.L. de C.V.               Mexican limited liability company
Graham Packaging Belgium S.A.                              Belgian corporation
Graham Packaging Iberica S.L.                              Spanish limited liability company
Graham Packaging Villecomtal SARL                          French limited liability company
Graham Packaging Noeux SARL                                French limited liability company
Graham Packaging European Services, Ltd.                   England & Wales corporation
Graham Packaging West Jordan, LLC                          Utah limited liability company
Industrias Graham Innopack de Irapuato S. de R.L. de C.V.  Mexican limited liability company
Servicios Graham Innopack de Irapuato S. de R.L. de C.V.   Mexican limited liability company
Servicios Graham Innopack de Mexicali S. de R.L. de C.V.   Mexican limited liability company
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